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                        PROMISSORY NOTE                           EXHIBIT 10.3


$1,000,000                                              Minneapolis, Minnesota
                                                              December 3, 1997


     FOR VALUE RECEIVED, the undersigned, REUTER MANUFACTURING, INC., a Minnesota corporation (the "Borrower"), hereby agrees and promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association, or its assigns (the "Holder"), at its office at 2338 Central Avenue Northeast, Suite 200, Minneapolis, Minnesota 55418, or such other place as the Holder may from time to time designate, the principal amount of all loans made by the Holder to the Borrower under the terms of this Note (each an "Advance" and collectively the "Advances") and to pay interest on the unpaid principal balance from the date hereof until this Note is fully paid at the rate of interest hereinafter set forth. The aggregate principal amount of all Advances outstanding hereunder shall not exceed the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000). The amount and date of each Advance shall be entered by the Holder into Holder's records, which records shall be conclusive evidence of the subject
matter thereof absent manifest error.   Both the principal amount of this Note
and interest accrued thereon shall be payable in coin or currency which at the time of payment is legal tender for the payment of public or private debts in the United States of America.

     The principal amount of this Note shall be payable in seventy-two (72) monthly installments, commencing on the first day of the first month which is thirty days or more from the day of the first Advance and continuing on the first day of each month thereafter through and including December 1, 2003, in amount sufficient to fully amortize the principal of this Note on December 1, 1997. If not sooner paid in full, the entire remaining unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall become due and payable on December 1, 2003.

     From and after the date hereof, interest shall accrue on the outstanding principal amount of this Note at a rate per annum equal to the rate of interest from time to time publicly announced by U.S. Bank National Association as its "Reference Rate" plus one and thirty-five one hundredth percent (1.35%); PROVIDED, HOWEVER, that in the event that Borrower's performance for fiscal year end December 31, 1998 (as reported in the Borrower's audited financial statements for fiscal year end December 31, 1998 as required by and prepared in accordance with, Section 5.1 (a)), exceeds 75% of the projections dated October 13, 1997 provided to Lender by Borrower, as determined by Lender in its sole discretion, based on a review by Lender of Borrower's financial statements, the projections dated October 13, 1997 and other factors determined relevant by Lender, then interest shall accrue at a rate per annum equal to the Reference Rate plus one-half percent (.50%) from and after the first day of the first calendar month following the date of the Holder's receipt of the December 31, 1998 audited financial statements; "Reference Rate" shall mean the rate of interest from time to time publicly announced by U.S. Bank National Association as its reference rate. For purposes of determining the interest rate hereunder, such interest rate shall change as and when the Reference Rate shall change. Interest accrued on the outstanding principal amount of this Note shall be payable in consecutive monthly installments commencing on the first day of the first month which is thirty days or more from the day of the first Advance and continuing on the first day of each month thereafter until the entire principal amount of this Note is paid in full. Borrower also shall pay interest on any overdue installment of principal from the due date thereof until paid at an interest rate per annum equal at all times to two percent (2%) per annum in excess of the interest rate set forth above, which interest shall be payable upon demand.

     All payments made under this Note shall be applied first to interest accrued and unpaid on, and then to the unpaid principal amount of, this Note.


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     Any prepayment of this Note shall be accompanied by accrued interest.

     Any officer of the Borrower who has been disclosed to the Holder in writing as an authorized officer for such purposes (an "Authorized Person") may request an Advance on any day other than a Saturday, Sunday or other day when commercial banks located in Minnesota are not open for commercial banking business. Such request shall be made in writing delivered to the Holder by not later than 10:30 a.m. the day of the requested Advance. Holder will advance up to ninety percent (90%) of the purchase price of new equipment purchased by the Borrower, as evidenced by invoices for the purchase price of such new equipment, and which is deemed eligible for advance by the Holder, or any greater or lesser amount at the Holder's absolute and sole discretion.

     The Borrower hereby authorizes the Holder to rely upon the written instructions of any person identifying himself or herself as an Authorized Person and upon any signature which the Holder believes to be genuine, and the Borrower shall be bound thereby in the same manner as if such person were authorized or such signature were genuine.

     It is expressly understood that the Holder is under no obligation to make any Advance to the Borrower under this Note (whether by reason of any provision hereof or otherwise) (i) if an Event of Default, as hereinafter defined, has occurred and is continuing, or (ii) if such Advance or any part thereof would cause the aggregate amount of all Advances made hereunder to exceed $1,000,000.

     This Note is secured by and pursuant to the terms of that Security Agreement of even date herewith by the Borrower in favor of the Holder (the "Security Agreement").

     The Borrower hereby waives presentment for payment, protest and notice of non-payment and hereby consents without affecting its liability to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any security which may be given for the payment hereof, and any release of, or resort to any party liable for payment hereof.

REPORTING

     Until the principal amount of this Note and all interest accrued thereon has been paid in full, unless the Holder shall otherwise consent in writing, the Borrower shall furnish to the Holder:

          (a) all reports required to be delivered by the Borrower to the Holder pursuant to the terms of that Financing Agreement of even date herewith by and between the Borrower and the Holder, and

          (b) from time to time, such other information regarding the business, operation and financial condition of the Borrower as the Holder may reasonably request.

COVENANTS

     Until the principal amount of this Note and all interest accrued thereon has been paid in full, unless the Holder shall otherwise consent in writing:

          (a) The Borrower will maintain its corporate existence in good standing under the laws of the State of its incorporation.

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          (b)  The Borrower will timely file all tax returns and reports which are required by law to be filed by it (except for tax returns and reports for which the Borrower has received an extension) and will pay before they become delinquent, all taxes, assessments and governmental charges and levies imposed upon it or its property and all claims or demands of any kind (including those of suppliers, mechanics, carriers, warehousemen, landlords and other like persons) which, if unpaid, might result in the creation of a lien upon its property except for such taxes, assessments, and government charges and levies which are contested in good faith for which adequate reserves have been established on the Borrower's books.

          (c) The Borrower will keep adequate and proper records and books of account in which full and correct entries will be made of its dealings, business and affairs.

          (d) The Borrower will comply in all material respects with all laws, rules and regulations to which it may be subject.

EVENTS OF DEFAULT; REMEDIES

     The occurrence of any one or more of the following events shall constitute an Event of Default under this Note:

          (a) The Borrower shall fail to make when due, or within five business days thereafter, whether by acceleration or otherwise, any payment of principal of or interest on this Note;

          (b) Any representation or warranty made by or on behalf of the Borrower in this Note or by or on behalf of the Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Holder pursuant to this Note shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

          (c) The Borrower shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of the Borrower or for a substantial part of the property thereof or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for the Borrower or for a substantial part of the property thereof and shall not be discharged within 60 days, or the Borrower shall make an assignment for the benefit of creditors.

          (d) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against the Borrower, and, if instituted against the Borrower, shall have been consented to or acquiesced in by the Borrower, or shall remain undismissed for 60 days, or an order for relief shall have been entered against the Borrower.

          (e) Any dissolution or liquidation proceeding shall be instituted by or against the Borrower, and, if instituted against the Borrower, shall be consented to or acquiesced in by the Borrower or shall remain for 60 days undismissed.

          (f) A judgment or judgments for the payment of money in excess of the sum of $75,000 in the aggregate shall be rendered against the Borrower and the Borrower shall not

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discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof, prior to any execution on such judgment by such judgment creditor, within 60 days from the date of entry thereof, and within said period of 60 days, or such longer period during which execution of such judgment shall be stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

          (g) Any execution or attachment shall be issued whereby any substantial part of the property of the Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within 60 days after the issuance thereof.

          (h) Any default or event of default shall occur and be continuing under the Security Agreement.

          (i) Any default or event of default shall occur and be continuing under that Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement of even date herewith by the Borrower in favor of the Holder.

          (j) Any default or event of default shall occur and be continuing under that Letter of Undertaking of even date herewith from the Borrower to the Holder.

          (k) Any demand for payment, in whole or in part, is made under that Financing Agreement of even date herewith by and between the Borrower and the Holder (as the same may be amended, modified, supplemented or restated).

          (l) Any default or event of default shall occur and be continuing under that promissory note of even date by the Borrower in favor of the Holder in the original principal amount of $270,000 (as same may be amended, modified, supplemented or restated).

          (m) Any default or event of default shall occur and be continuing under that promissory note of even date by the Borrower in favor of the Holder in the original principal amount of $2,400,000 (as same may be amended, modified, supplemented or restated).

It is agreed that time is of the essence in the performance of this Note. Upon the occurrence of any Event of Default, as defined in the terms of this Note, the Holder hereof shall have the right and option to declare, without notice, demand, presentment for payment and notice of non-payment all of which Borrower hereby expressly waives, all the remaining unpaid principal and accrued interest evidenced by this Note to be immediately due and payable and the Holder may, without notice, immediately exercise any right of setoff and enforce any lien or security interest securing payment hereof. Upon the occurrence of an Event of Default hereunder the Borrower agrees to pay the costs of collection including reasonable attorney's fees.

     The remedies of the Holder, as provided herein, shall be cumulative and concurrent and may be pursued singularly, successively or together at the sole discretion of the Holder and may be exercised as often as the occasion therefor shall arise. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

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GOVERNING LAW, JURISDICTION; WAIVER OF JURY TRIAL

     This Note is made pursuant to and shall be construed in accordance with the laws of the State of Minnesota.

     The Borrower hereby consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Note, waives any argument that venue in such forums is not convenient and agrees that any litigation instigated by the Borrower against the Holder in connection with this Note shall be venued in either the District Courts of Hennepin County, Minnesota, or the United States District Court for the District of Minnesota, Fourth Division.

     BY THE BORROWER'S EXECUTION AND DELIVERY HEREOF, AND BY THE HOLDER'S ACCEPTANCE HEREOF, EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT OF A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE OR ARISING FROM ANY CREDIT RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, the Borrower has executed this Note as of the day and year first above written.

                                   REUTER MANUFACTURING, INC.


                                   By:   /s/ James W. Taylor
                                        --------------------
                                   Its: President


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